NY
                                  MAY 1, 1997

                       SUPPLEMENT NO. 6 TO PROSPECTUS FOR

                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                     DATED

                                  MAY 1, 1996

                   (SUPPLEMENT OFFERING BCTC IV SERIES 29 AND

                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS
--------------------------------------------------------------------------------


     This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 6 supersedes all previous supplements to the Prospectus.

 Status of BCTC IV Series 28

     The Fund received orders for a total of 4,000,000 BACs ($39,999,000) with respect to Series 28, and issued the last of such Series 28 BACs on January 31, 1997. The aggregate fees paid as of January 31, 1997 to the General Partner and Affiliates with respect to Series 28 were $4,719,882. No additional BACs will be offered with respect to Series 28. The Fund has issued a total of 27,313,852 BACs, raised $273,114,000 and admitted 16,590 Investors with respect to Series 20 through 28. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus.)

 Offering of BCTC IV Series 29

     The Fund is offering, effective February 10, 1997, the tenth series of BACs ("Series 29") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. The offering of BACs in Series 29 will not exceed 12 months.

     THE PURCHASE OF BACS IN SERIES 29 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.

     The Fund anticipates acquiring, on behalf of Series 29, limited partnership interests in the twenty-three (23) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)

     The Fund's investment in Operating Partnerships on behalf of Series 29 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing
Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

     THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 29.

     While the General Partner believes that the Fund, on behalf of Series 29, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. The anticipated acquisition of the Operating Partnership Interests described hereinafter represents approximately 76% of the total equity which the Fund currently expects to invest in Operating Partnerships on behalf of Series 29.

 Management's Discussion and Analysis of Financial Condition and Results of
   Operations

     Since Series 29 is currently in the offering phase it has no material assets nor any operating history. The twenty-three (23) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:

                Partnership                   General Partner(s)
-------------------------------------------- -------------------------------
  1.   Arbor Park L.P.                        J. H. Thames, Jr.
        (the "Arbor Park Partnership")
  2.   Barlee II L.P.                         ERC Properties, Inc.
        (the "Barlee II Partnership")
  3.   Barrington Cove Partnership            Gatehouse Group, Inc.
        (the "Barrington Cove Partnership")
  4.   Bent Tree Apartments L.P.              William S. Swan
        (the "Bent Tree Partnership")
  5.   Collins L.P.                           Intervest Corporation
        (the "Collins Partnership")
  6.   Crystal Lake L.P.                      Community Economic
        (the "Crystal Lake Partnership")       Redevelopment Corporation
  7.   Dogwood L.P.                           Humphrey-Stavrou & Associates
        (the "Dogwood Partnership")
  8.   Emerald Trace L.P.                     Joyce Middleton
        (the "Emerald Trace Partnership")
  9.   Forest Hill L.P.                       First Centrum Corporation
        (the "Forest Hill Partnership")
 10.   Glenbrook Apartments L.P.              William S. Swan
        (the "Glenbrook Partnership")
 11.   Lake Hickory L.P.                      Intervest Corporation
        (the "Lake Hickory Partnership")
 12.   Lincoln Hotel L.P.                     Barone, Galasso & Associates
        (the "Lincoln Hotel Partnership")
 13.   Lutkin Bayou L.P.                      Intervest Corporation
        (the "Lutkin Bayou Partnership")
 14.   Newton L.P.                            Intervest Corporation
        (the "Newton Partnership")
 15.   Northway Drive L.P.                    Elaina D. Glockzin
        (the "Northway Partnership")
 16.   Ozark L.P.                             Intervest Corporation
        (the "Ozark Partnership")
 17.   Palmetto Place L.P.                    M. Riemer Calhoun, Jr.
        (the "Palmetto Place Partnership")

               Partnership                  General Partner(s)
------------------------------------------ ------------------------
 18.   Pecan Hill Apartments L.P.           William S. Swan
        (the "Pecan Hill Partnership")
 19.   Poplarville Housing L.P.             Intervest Corporation
        (the "Poplarville Partnership")
 20.   Quail Run Apartments L.P.            William S. Swan
        (the "Quail Run Partnership")
 21.   Rhome Apartments L.P.                William S. Swan
        (the "Rhome Partnership")
 22.   Westfield Apartments L.P.            M. Riemer Calhoun, Jr.
        (the "Westfield Partnership")
 23.   Willow Point III L.P.                J. H. Thames, Jr.
        (the "Willow Point Partnership")

     Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. It is anticipated that all of the dwelling units in the Apartment Complexes identified herein will be eligible for Federal Housing Tax Credits. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1997 and 1998. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

     The Priority Return Base for Series 29 is $1.20 per BAC (12%). (See "Glossary" at page 163 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

                                                         Basic         Government
                           Location of     Number     Monthly(1)       Assistance
      Partnership Name      Property      of Units       Rents        Anticipated
     ------------------- --------------- ----------- ------------- ------------------
 1.   Arbor Park          Jackson,             160    $371 1BR         Tax Exempt
      Partnership         Mississippi                 $437 2BR            Bond
                                                      $494 3BR         Financing
                                                                         issued
                                                                      through the
                                                                        City of
                                                                        Jackson,
                                                                      Mississippi
                                                                          (4)
 2.   Barlee II           Van Buren,            20    $465 3BR      Federal Housing
      Partnership         Arkansas                    $485 4BR        Tax Credits
 3.   Barrington Cove     Barrington,           60    $489 1BR         Apartment
      Partnership         Rhode Island                $584 2BR          Capital
                                                                       Investment
                                                                       Program(a)
                                                                    HOME Investment
                                                                      Partnerships
                                                                       Program(b)
                                                                          (6)
 4 .   Bent Tree           Jacksboro,            18    $228 1BR       FmHA Sec. 515
      Partnership         Texas                                        with 100%
                                                                         rental
                                                                    assistance
 5.   Collins             Collins,              36    $217 1BR       FmHA Sec. 515
      Partnership         Mississippi                                  with 100%
                                                                         rental
                                                                       assistance
 6.   Crystal Lake        Urbana,              108    $350-         Federal Housing
      Partnership         Illinos                     $465 2BR        Tax Credits
                                                      410-
                                                      $480 2BR
 7.   Dogwood             Appomattox,           48    $260 1BR       FmHA Sec. 515
      Partnership         Virginia                    $290 2BR         with 100%
                                                      $300 3BR           rental
                                                                       assistance



                            Permanent      Mortgage    Annual                                  Annual
         Mortgage           Interest       Reserve                               Management
     Partnership Name         Loan          Rate      Amount       Management Agent            Fee
    -------------------  ---------------- ----------- ---------- ----------------------- ------------------
 1.  Arbor Park           Compass Bank,       7%       $32,000    Park Development        5% of net rental
     Partnership               N.A.                                                       income
                            $5,700,000
                              (4)
 2.                           First           9%       $ 4,000    ERC Properties          6% of net rental
                             National                             Inc.                    income
                               Bank
                                           $618,000(5)
 3.  Barlee II             Rhode Island       8%       $12,000    Gatehouse               5% of net rental
     Partnership           Housing and                            Management, Inc.        income
     Barrington Cove         Mortgage
     Partnership             Finance
                           Corporation
                          $1,435,190(a)       0%
 4.  Bent Tree             Rhode Island     1% (2)     $ 5,400    Swan Management         $22 per occupied
     Partnership            Housing and                                                   unit per month
                             Mortgage
                             Finance
                           Corporation
                           $768,760(b)
                               (6)
                             $618,390
 5.  Collins                 $981,456       1% (2)     $ 9,900    Intervest Management    $21 per occupied
     Partnership                                                                          unit per month
 6.  Crystal Lake            Indiana          9%       $21,600    Bryson                  6% of net rental
     Partnership           Federal Bank                           Management              income
                            $2,157,000                            Company
                               (7)
 7.   Dogwood               $1,524,476      1% (2)     $13,200    Humphrey Management     $18 per occupied
      Partnership                                                                         unit per month

                                                           Basic         Government
                            Location of      Number     Monthly(1)       Assistance
       Partnership Name       Property      of Units       Rents        Anticipated
      ------------------- ---------------- ----------- ------------- ------------------
  8.   Emerald Trace       Ruston,             48       $244-               HOME
       Partnership         Louisiana                    $304 1BR         Investment
                                                        $285-           Partnerships
                                                        $358 2BR         Program(b)
                                                        $396 3BR            (8)




  9.   Forest Hill         Richmond,           85       $435-             Federal
       Partnership         Virginia                     $528 1BR        Housing Tax
                                                        $529-             Credits
                                                        $640 2BR


 10.   Glenbrook           Saint Joseph,       18       $219 1BR       FmHA Sec. 515
       Partnership         Texas                                         with 100%
                                                                           rental
                                                                      assistance
 11.   Lake Hickory        Lake                24       $228 2BR       FmHA Sec. 515
       Partnership         Hickory,                                      with 100%
                           Mississippi                                     rental
                                                                        assistance
 12.   Lincoln Hotel       San Diego,          41       $200 0BR        Disposition
       Partnership         California                                   Development
                                                                      Loan Program(b)
                                                                         (10)
13.   Lutkin Bayou        Drew,               32       $234 1BR       FmHA Sec. 515
       Partnership         Mississippi                                   with 100%
                                                                           rental
                                                                        assistance


         Permanent      Mortgage    Annual                                  Annual
          Mortgage      Interest    Reserve                               Management
      Partnership Name         Loan          Rate     Amount        Management Agent            Fee
     ------------------- ---------------- ----------- ---------- ----------------------- ------------------
  8.  Emerald Trace          Premier         9.5%      $ 9,600    Middleton               6% of net rental
      Partnership           Bank, N.A.                            Management,             income
                           $744,800(a)                            Inc.
                            Louisiana         4%
                             Housing
                             Finance
                              Agency
                           $420,000(b)
                               (8)
  9.  Forest Hill            Midland          9%       $14,875    Elder Homes             5% of net rental
      Partnership           Affordable                            Corporation             income
                             Housing
                           Group Trust
                            $2,755,000
                               (9)
 10.  Glenbrook              $547,650       1% (2)     $ 5,400    Swan Management         $22 per occupied
      Partnership                                                                         unit per month
 11.  Lake Hickory
      Partnership            $838,642       1% (2)     $ 6,600    Intervest Management    $21 per occupied
                                                                                          unit per month
 12.  Lincoln Hotel           Savings         9.5%     $ 5,000    Barone, Gelasso &       5% of net rental
      Partnership          Associations                           Associates              income
                             Mortgage
                             Company
                           $205,000(a)
 13. Lutkin Bayou           San Diego         3%
      Partnership         Redevelopment
                              Agency
                            $558,000(b)
                                (10)
                             $644,652       1% (2)     $ 8,800    Intervest Management    $21 per occupied
                                                                                          unit per month

                                                          Basic        Government
                            Location of     Number     Monthly(1)      Assistance
       Partnership Name      Property      of Units       Rents       Anticipated
      ------------------- --------------- ----------- ------------- ----------------
 14.   Newton              Newton,            32       $219 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                     assistance
 15.   Northway            Nacogdoches,       70       $265-          Federal HOME
       Partnership         Texas                       $328 1BR          Funds
                                                       $313-           Program(b)
                                                       $389 2BR           (10)
                                                       $350-
                                                       $437 3BR
 16.   Ozark               Poplarville,       16       $224 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                     assistance

17.    Palmetto            Benton,            40       $243-              HOME
       Place               Louisiana                   $300 2BR        Investment
       Partnership                                     $345 3BR       Partnerships
                                                                       Program(b)
                                                                          (11)
 18.   Pecan Hill          Bryson,            16       $212 1BR      FmHA Sec. 515
       Partnership         Texas                                       with 100%
                                                                         rental
                                                                       assistance
 19.   Poplarville         Poplarville,       16       $228 1BR      FmHA Sec. 515
       Partnership         Mississippi                                 with 100%
                                                                         rental
                                                                     assistance
 20.   Quail Run           Iowa Park,         16       $223 1BR      FmHA Sec. 515
       Partnership         Texas                                       with 100%
                                                                         rental
                                                                      assistance



                         Permanent      Mortgage    Annual                                  Annua
                          Mortgage      Interest    Reserve                               Management
     Partnership Name       Loan          Rate     Amount        Management Agent            Fee
     ---------------- ---------------- ----------- ---------- ----------------------- ------------------
 14. Newton               $934,135       1% (2)     $ 8,800    Intervest Management    $21 per occupied
     Partnership                                                                       unit per month
 15. Northway              First           9%       $10,500    Summit Management       6% of net rental
     Partnership          National                             Corporation             income
                            Bank
                       $1,262,000(a)
                           Texas           3%
                       Department of
                        Housing and
                         Community
                          Affairs
                        $391,000(b)
                            (11)
 16. Ozark                $384,448       1% (2)     $ 4,400    Intervest Management    $21 per occupied
     Partnership                                                                       unit per month
 17. Almetto              Premier          8%       $ 8,000    TF Management, Inc.     5% of net rental
     Place               Bank, N.A.                                                    income
     Partnership        $350,000(a)
                         Louisiana         4%
                          Housing
                          Finance
                           Agency
                        $380,000(b)
                            (12)
 18. Pecan Hill          $395,120       1% (2)     $ 4,800     Swan Management         $22 per occupied
     Partnership                                                                       unit per month
 19. Poplarville         $410,574       1% (2)     $ 4,400     Intervest Management    $21 per occupied
     Partnership                                                                       unit per month
 20. Quail Run           $362,793       1% (2)     $ 4,800     Swan Management         $22 per occupied
     Partnership                                                                       unit per month

                                                         Basic        Government
                           Location of     Number     Monthly(1)      Assistance
       Partnership Name      Property     of Units       Rents       Anticipated
      ------------------- -------------- ----------- ------------- ----------------
 21.   Rhome               Rhome,               18    $228 1BR      FmHA Sec. 515
       Partnership         Texas                                      with 100%
                                                                        rental
                                                                     assistance
 22.   Westfield           Welsh,               40    $256 2BR           HOME
       Partnership         Louisiana                  $340 3BR        Investment
                                                                     Partnerships
                                                                      Program(b)
                                                                        (13)
 23.   Willow Point        Jackson,            120    $371 1BR        Tax Exempt
       Partnership         Mississippi                $437 2BR           Bond
                                                      $494 3BR        Financing
                                                                        issued
                                                                     through the
                                                                       City of
                                                                       Jackson,
                                                                     Mississippi
                                                                        (14)



                          Permanent       Mortgage     Annual                                Annual
                          Mortgage        Interest    Reserve                              Management
      Partnership Name      Loan            Rate       Amount        Management Agent         Fee
     ------------------ ---------------- ----------- ---------- ---------------------- ------------------
 21.  Rhome                 $531,300       1% (2)     $ 5,400    Swan Management        $22 per occupied
      Partnership                                                                       unit per month
 22.  Westfield             Premier          8%       $ 8,000    TF Management, Inc.    5% of net rental
      Partnership         Bank, N.A.                                                    income
                          $330,000(a)
                           Louisiana         4%
                           Housing
                            Finance
                             Agency
                          $350,000(b)
                             (13)
 23.  Willow Point        Compass Bank,       7%       $24,000    Park Development       5% of net rental
      Partnership             N.A.                                                       income
                           $4,300,000
                             (14)


(1)  Exclusive of utilities, unless indicated otherwise.

(2) FmHA 515 loan with a term of 50 years, a stated interest rate of between 7.5% and 9.5%; written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

(3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

(4) The terms of the Arbor Park Partnership's anticipated permanent first mortgage loan in the amount of $5,700,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

(5) The terms of the Barlee II Partnership's anticipated permanent first mortgage loan in the amount of $618,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

(6) (a) The terms of the Barrington Cove Partnership's anticipated permanent first mortgage loan in the amount of $1,435,190 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Barrington Cove Partnership's anticipated permanent second mortgage loan in the amount of $768,760 are expected to include a term of 30 years, an interest rate of 0% and payments in the amount of 50% of cash flow available after payment of the first permanent mortgage loan which will be applied toward principal repayment.

(7) The terms of the Crystal Lake Partnership's anticipated permanent first mortgage loan in the amount of $2,157,000 are expected to include a term of 35 years, an interest rate of 9% and payments of principal and interest on the basis of a 35 year amortization schedule.

(8) (a) The terms of the Emerald Trace Partnership's anticipated permanent first mortgage loan in the amount of $744,800 are expected to include a term of 40 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 40 year amortization schedule.

     (b) The terms of the Emerald Trace Partnership's anticipated permanent second mortgage loan in the amount of $420,000 are expected to include a term of 20 years, an interest rate of 4% and payments of principal and interest on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.

(9) The terms of the Forest Hill Partnership's anticipated permanent first mortgage loan in the amount of $2,755,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

(10) (a) The terms of the Lincoln Hotel Partnership's anticipated permanent first mortgage loan in the amount of $205,000 are expected to include a term of 30 years, an interest rate of 9.5%, which will adjust every 10 years with a maximum adjustment of 4%, and payments of principal and interest on the basis of a 30 year amortization schedule to that amount which is the yield on the 30 year U.S. Treasury bond plus 3%.

     (b) The terms of the Lincoln Hotel Partnership's anticipated permanent second mortgage loan in the amount of $558,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(11) (a) The terms of the Northway Partnership's anticipated permanent first mortgage loan in the amount of $1,262,000 are expected to include a term of 15 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Northway Partnership's anticipated permanent second mortgage loan in the amount of $391,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(12) (a) The terms of the Palmetto Place Partnership's anticipated permanent first mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Palmetto Place Partnership's anticipated permanent second mortgage loan in the amount of $380,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(13) (a) The terms of the Westfield Partnership's anticipated permanent first mortgage loan in the amount of $330,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Westfield Partnership's anticipated permanent second mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(14) The terms of the Willow Point Partnership's anticipated permanent first mortgage loan in the amount of $4,300,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

                                            Ownership
                                          Interest (%)
                                            Profits,
                                          Losses,          Operating
                            BCTC IV        Credit/Net       General
         Partnership        Capital           Cash          Partner
             Name         Contribution    Flow/Backend    Contribution
      ------------------ --------------- --------------- ---------------
 1.    Arbor Park            $2,792,272     99/50/50          $    100
       Partnership
 2.    Barlee II             $  684,993     99/50/50          $  6,813
       Partnership
 3.    Barrington Cove       $4,014,130     99/50/50          $550,000
       Partnership
 4.    Bent Tree             $  157,010     99/50/50          $ 11,432
       Partnership
 5.    Collins               $  282,025     99/50/50          $ 17,812
       Partnership
 6.    Crystal Lake          $1,501,820     100/20/20         $    100
       Partnership
 7.    Dogwood               $  409,116     99/50/50          $  7,200
       Partnership
 8.    Emerald               $1,040,920     99/35/35          $    100
       Trace
       Partnership
 9.    Forest Hill           $2,644,987     99/25/25          $    100
       Partnership
10.    Glenbrook             $  142,553     99/50/50          $ 10,812
       Partnership
11.    Lake Hickory          $  185,079     99/50/50          $ 17,065
       Partnership
12.    Lincoln               $1,419,315     99/30/30          $    100
       Hotel
       Partnership



                                        Fund's
                                      Approximate
                                     Average          Development        Annual
                                        Annual         Fee/Other      Partnership        Asset
        Operating      Operating      Anticipated    Distributions     Management      Management
         Deficit     Partnership's      Federal      to Operating        Fee to      Fee to Boston
        Guarantee     Credit Base       Credit            GP          Operating GP      Capital
      ------------- ---------------- -------------- ---------------- --------------- ---------------
 1.     Unlimited       $11,549,865       $423,072       $1,000,000        $10,000         $10,000
         in time
       and amount
 2.     Unlimited       $ 1,229,000       $105,384       $  200,000        $ 2,000         $ 2,000
        in amount
       for 5 years
 3.     Unlimited       $ 7,242,876       $583,092       $  519,970        $10,000         $10,000
        in amount
       for 5 years
 4.     Unlimited       $   682,222       $ 24,922       $   88,746        $   500         $   500
        in amount
       for 15 years
 5.     Unlimited       $ 1,286,694       $ 47,004       $  207,439        $   500         $   500
        in amount
       for 10 years
 6.     Unlimited       $ 2,752,738       $240,792       $  501,000        $ 5,000         $ 5,000
         in time
       and amount
 7.     Unlimited       $ 1,806,314       $ 65,986       $   82,840        $   750         $   750
        in amount
       for 5 years
 8.     Unlimited       $ 2,066,498       $173,487       $  290,000        $ 4,800         $ 3,000
         in time
       and amount
 9.     Unlimited       $ 4,989,178       $419,839       $  831,530        $10,000         $ 7,000
        in amount
       for 5 years
10.     Unlimited       $   619,404       $ 22,627       $   83,474        $   500         $   500
        in amount
       for 15 years
11.     Unlimited       $   844,390       $ 30,846       $  143,612        $   500         $   500
        in amount
       for 10 years
12.     Unlimited       $ 1,416,922       $236,553       $  130,000        $ 3,000         $ 3,000
         in time
       and amount

                                         Ownership
                                       Interest (%)
                                         Profits,
                                       Losses,          Operating
                         BCTC IV        Credit/Net       General       Operating
        Partnership      Capital           Cash          Partner        Deficit
           Name       Contribution     Flow/Backend   Contribution     Guarantee
      --------------- --------------- --------------- --------------- ------------
13.    Lutkin Bayou       $  174,583     99/50/50           $13,548    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
14.    Newton             $  229,136     99/50/50           $18,569    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
15.    Northway           $2,900,205     99/50/50           $   100    Unlimited
       Partnership                                                     in time
                                                                       and amount
16.    Ozark              $   93,888     99/50/50           $ 8,624    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
17.    Palmetto           $  967,750     99/50/50           $   100    Unlimited
       Place                                                           in time
       Partnership                                                     and amount
18.    Pecan Hill         $  104,220     99/50/50           $ 9,212    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
19.    Poplarville        $   78,628     99/50/50           $ 6,218    Unlimited
       Partnership                                                     in amount
                                                                       for 10
                                                                       years
20.    Quail Run          $   95,364     99/50/50           $ 8,743    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
21.    Rhome              $  143,289     99/50/50           $11,364    Unlimited
       Partnership                                                     in amount
                                                                       for 15
                                                                       years
22.    Westfield          $  905,669     99/50/50           $   100    Unlimited
       Partnership                                                     in time
                                                                       and amount
23.    Willow Point       $2,105,735     99/50/50           $   100    Unlimited
       Partnership                                                     in time
                                                                       and amount
                          Fund's
                        Approximate
                       Average          Development        Annual
                          Annual         Fee/Other      Partnership        Asset
         Operating      Anticipated    Distributions     Management      Management
       Partnership's      Federal      to Operating        Fee to      Fee to Boston
        Credit Base       Credit            GP         Operating GP       Capital
      ---------------- -------------- ---------------- --------------- ---------------
13.        $  796,504       $ 29,097        $132,596         $   500         $   500
14.        $1,045,393       $ 38,189        $204,612         $   500         $   500
15.        $5,524,000       $467,775        $554,000         $ 7,000         $ 7,000
16.        $  428,347       $ 15,648        $ 58,412         $   500         $   500
17.        $1,863,372       $158,648        $160,000         $ 4,000         $ 4,000
18.        $  452,846       $ 16,543        $ 58,909         $   500         $   500
19.        $  358,726       $ 13,105        $ 42,135         $   500         $   500
20.        $  414,363       $ 15,137        $ 53,901         $   500         $   500
21.        $  622,602       $ 22,744        $ 80,988         $   500         $   500
22.        $1,743,837       $148,470        $150,000         $ 4,000         $ 4,000
23.        $8,710,094       $319,051        $675,000         $10,000         $10,000

THE ARBOR PARK PARTNERSHIP
 (Arbor Park Apartments)

       Arbor Park Apartments is a 160-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Arbor Park Apartments will consist of 32 one-bedroom units, 80 two-bedroom units and 48 three-bedroom units contained in 10 buildings. The complex will offer a pool, recreation room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

       Construction of Arbor Park Apartments began in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                            Number
of Units       Completion         of Units         Rent-Up
----------   -----------------   -----------   -----------------
   40         January, 1998          8          February, 1998
   40         February, 1998         8          March, 1998
   40         March, 1998            8          April, 1998
   40         April, 1998           16          May, 1998
                                    16          June, 1998
                                    16          July, 1998
                                    16          August, 1998
                                    16          September, 1998
                                    16          October, 1998
                                    20          November, 1998
                                    20          December, 1998

THE BARLEE II PARTNERSHIP
(Vinsett Place Apartments)

       Vinsett Place Apartments is a 20-unit apartment complex for families which is to be constructed in Van Buren, Arkansas. Vinsett Place Apartments will consist of 18 three-bedroom units and 2 four-bedroom units contained in 20 buildings. The complex will offer central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors, cable television hook-up and a patio or porch.

       Construction of Vinsett Place Apartments is anticipated to begin in October, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   10         May, 1998          5          June, 1998
   10         June, 1998         5          July, 1998
                                 5          August, 1998
                                 5          September, 1998

THE BARRINGTON COVE PARTNERSHIP
(Barrington Cove Apartments)

       Barrington Cove Apartments is an existing 60-unit apartment complex for senior citizens which is being rehabilitated in Barrington, Rhode Island. Barrington Cove Apartments will consist of 40 one-bedroom units and 20 two-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

       Rehabilitation of Barrington Cove Apartments began in July, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   36         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997
                                10          November, 1997
                                10          December, 1997
                                10          January, 1998

THE BENT TREE PARTNERSHIP
(Bent Tree Apartments)

       Bent Tree Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated in Jacksboro, Texas. Bent Tree Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Bent Tree Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE COLLINS PARTNERSHIP
(Collins Apartments)

       Collins Apartments is an existing 36-unit apartment complex for senior citizens which is to be rehabilitated in Collins, Mississippi. Collins Apartments will consist of 36 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Collins Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   36         July, 1997         9          August, 1997
                                 9          September, 1997
                                 9          October, 1997
                                 9          November, 1997

THE DOGWOOD PARTNERSHIP
(Dogwood Apartments)

       Dogwood Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on Route 5 in Appomattox, Virginia. Dogwood Apartments will consist of 8 one-bedroom units, 34 two-bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a function room, playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a balcony.

       Rehabilitation of Dogwood Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units         Rent-Up
----------   ---------------   -----------   -----------------
   24         July, 1997          12          August, 1997
   24         August, 1997        12          September, 1997
                                  12          October, 1997
                                  12          November, 1997

THE CRYSTAL LAKE PARTNERSHIP
(Crystal Lake Apartments)

       Crystal Lake Apartments is an existing 108-unit apartment complex for families which is to be rehabilitated on Broadway in Urbana, Illinois. Crystal Lake Apartments will consist of 18 one-bedroom units and 90 two-bedroom units contained in 6 buildings. The complex will offer a pool and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a patio or balcony.

       Rehabilitation of Crystal Lake Apartments is anticipated to begin in July, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                         Number
of Units      Completion       of Units         Rent-Up
----------   --------------   -----------   -----------------
   27         April, 1998        12          May, 1998
   27         May, 1998          12          June, 1998
   27         June, 1998         12          July, 1998
   27         July, 1998         12          August, 1998
                                 12          September, 1998
                                 12          October, 1998
                                 12          November, 1998
                                 12          December, 1998
                                 12          January, 1999

THE EMERALD TRACE PARTNERSHIP
(Emerald Trace Apartments)

       Emerald Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Ruston, Louisiana. Emerald Trace Apartments will consist of 8 one-bedroom units, 32 two-bedroom units and 8 three-bedroom units contained in 8 buildings. The complex will offer a meeting/reception area and central laundry facilities.

       Individual units will contain a refrigerator, range, bathroom exhaust fan, air conditioning and smoke detectors.

       Construction of Emerald Trace Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units        Rent-Up
----------   ------------------   -----------   ----------------
   24         September, 1997        12          October, 1997
   24         October, 1997          12          November, 1997
                                     12          December, 1997
                                     12          January, 1998

THE FOREST HILL PARTNERSHIP
(Forest Hill Apartments)

       Forest Hill Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on Forest Hill Avenue in Richmond, Virginia. Forest Hill Apartments will consist of 69 one-bedroom units and 16 two-bedroom units contained in 8 buildings. The complex will offer a function room, library and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

       Construction of Forest Hill Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   17         September, 1997        10          September, 1997
   17         October, 1997          10          October, 1997
   17         November, 1997         14          November, 1997
   17         December, 1997         14          December, 1997
   17         January, 1998          18          January, 1998
                                     19          February, 1998

THE GLENBROOK PARTNERSHIP
(Glenbrook Apartments)

       Glenbrook Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Sand Hill Avenue in Saint Joseph, Texas. Glenbrook Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Glenbrook Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE LAKE HICKORY PARTNERSHIP
(Lake Hickory Apartments)

       Lake Hickory Apartments is an existing 24-unit apartment complex for senior citizens which is to be rehabilitated in Lake Hickory, Mississippi. Lake Hickory Apartments will consist of 24 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Lake Hickory Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   24         July, 1997         6          August, 1997
                                 6          September, 1997
                                 6          October, 1997
                                 6          November, 1997

THE LINCOLN HOTEL PARTNERSHIP
(Lincoln Apartments)

       Lincoln Apartments is an existing 41-unit apartment complex which is to be rehabilitated on Fifth Avenue between Market and Island Streets in San Diego, California. Lincoln Apartments will consist of 41 efficiency units contained in 1 building. The complex will offer a library, conference room, lounge and central laundry facilities.

       Individual units will contain a refrigerator, range, microwave, smoke detectors and cable television hook-up.

       Rehabilitation of Lincoln Apartments began in December, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                          Number
of Units      Completion        of Units         Rent-Up
----------   ---------------   -----------   -----------------
   41         August, 1997        10          September, 1997
                                  10          October, 1997
                                  10          November, 1997
                                  11          December, 1997

THE LUTKIN BAYOU PARTNERSHIP
(Lutkin Bayou Apartments)

       Lutkin Bayou Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Drew, Mississippi. Lutkin Bayou Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Lutkin Bayou Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   32         July, 1997         8          August, 1997
                                 8          September, 1997
                                 8          October, 1997
                                 8          November, 1997

THE NEWTON PARTNERSHIP
(Newton Apartments)

       Newton Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Newton, Mississippi. Newton Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Newton Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   32         July, 1997         8          August, 1997
                                 8          September, 1997
                                 8          October, 1997
                                 8          November, 1997

THE NORTHWAY PARTNERSHIP
(Northway Drive Apartments)

       Northway Drive Apartments is a 70-unit apartment complex for families which is to be constructed in Nacogdoches, Texas. Northway Drive Apartments will consist of 22 one-bedroom units, 30 two-bedroom units and 18 three-bedroom units contained in 19 buildings. The complex will offer a community room, pool, function room, play and picnic areas, basketball court, playground, individual storage units and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, air conditioning and smoke detectors.

       Construction of Northway Drive Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   17         July, 1997             10          August, 1997
   17         August, 1997           10          September, 1997
   18         September, 1997        10          October, 1997
   18         October, 1997          10          November, 1997
                                     10          December, 1997
                                     10          January, 1998
                                     10          February, 1998

THE OZARK PARTNERSHIP
(Ozark Apartments)

       Ozark Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Ozark Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Ozark Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         4          August, 1997
                                 4          September, 1997
                                 4          October, 1997
                                 4          November, 1997

THE PALMETTO PLACE PARTNERSHIP
(Palmetto Place Apartments)

       Palmetto Place Apartments is a 40-unit apartment complex for families which is to be constructed in Benton, Louisiana. Palmetto Place Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Palmetto Place Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   20         June, 1997        10          July, 1997
   20         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997

THE PECAN HILL PARTNERSHIP
(Pecan Hill Apartments)

       Pecan Hill Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Pecan Hill Drive in Bryson, Texas. Pecan Hill Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Pecan Hill Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         8          August, 1997
                                 8          September, 1997

THE POPLARVILLE PARTNERSHIP
(Poplarville Apartments)

       Poplarville Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Poplarville Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


       Individual units will contain a refrigerator, range and smoke detectors.

       Rehabilitation of Poplarville Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         4          August, 1997
                                 4          September, 1997
                                 4          October, 1997
                                 4          November, 1997

THE QUAIL RUN PARTNERSHIP
(Quail Run Apartments)

       Quail Run Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Wildflower Street in Iowa Park, Texas. Quail Run Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, smoke detectors and a patio or porch.

       Rehabilitation of Quail Run Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   16         July, 1997         8          August, 1997
                                 8          September, 1997

THE RHOME PARTNERSHIP
(Rhome Apartments)

       Rhome Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Autumn Lane in Rhome, Texas. Rhome Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

       Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

       Rehabilitation of Rhome Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   18         July, 1997         9          August, 1997
                                 9          September, 1997

THE WESTFIELD PARTNERSHIP
(Westfield Apartments)

       Westfield Apartments is a 40-unit apartment complex for families which is to be constructed in Welsh, Louisiana. Westfield Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

       Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

       Construction of Westfield Apartments began in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                        Number
of Units      Completion      of Units         Rent-Up
----------   -------------   -----------   -----------------
   20         June, 1997        10          July, 1997
   20         July, 1997        10          August, 1997
                                10          September, 1997
                                10          October, 1997



THE WILLOW POINT PARTNERSHIP
(Willow Point Apartments)

       Willow Point Apartments is a 120-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Willow Point Apartments will consist of 16 one-bedroom units, 72 two-bedroom units and 32 three-bedroom units contained in 6 buildings. The complex will offer a pool, recreation room and central laundry facilities.

       Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

       Construction of Willow Point Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

Number                             Number
of Units        Completion         of Units         Rent-Up
----------   ------------------   -----------   -----------------
   40         September, 1997        10          October, 1997
   40         October, 1997          10          November, 1997
   40         November, 1997         10          December, 1997
                                     10          January, 1998
                                     10          February, 1998
                                     10          March, 1998
                                     10          April, 1998
                                     10          May, 1998
                                     10          June, 1998
                                     10          July, 1998
                                     10          August, 1998
                                     10          September, 1998

                                * * * * * * * *

                              UPDATE OF PROSPECTUS

     The following financial information for the period through December 31, 1996, updates and supersedes the information in the Prospectus under the headings "Prior Performance of the General Partner and its Affiliates" and "Reports of Independent Certified Public Accountants, Financial Statements and Tabular Information Concerning Prior Limited Partnership." These sections have been reprinted in their entirety as follows:

 Prior Performance of the General Partner and its Affiliates

     During the ten-year period from January 1, 1987 to December 31, 1996, Affiliates of the General Partner and their respective predecessors in interest have served as general partners of seven public limited partnerships and 33 private limited partnerships including seven corporate limited partnerships for a total of 40 real estate programs. Of the 33 private limited partnerships, 1 is organized in a single-tier structure and 32 in a two-tier structure. In a "single-tier structure," investors directly acquire an interest in the limited partnership which owns the particular real estate, while in a "two-tier structure," investors acquire an interest in a limited partnership
(the "upper tier") which in turn acquires a limited partnership interest in a limited partnership which owns the real estate (the "lower tier"). A two-tier structure allows an investor to indirectly own interests in more than one lower-tier limited partnership through his investment in a single upper-tier partnership.

     Affiliates of the General Partner and their respective predecessors in interest raised $1,318,007,825 in subscriptions from 53,957 investors during this ten-year period. A total of 1,259 properties(1), with a total development cost of $2,933,995,097 were acquired for the public and private limited partnerships. These properties are geographically located 11% in the Northeast, 12% in the Mid-Atlantic, 33% in the Southeast, 24% in the Midwest, 10% in the Southwest, and 10% in the West.

     The foregoing information covering the period from January 1, 1987 to December 31, 1996, can be summarized as follows:

      PROGRAMS                   PROPERTIES                      INVESTORS
---------------------   -----------------------------   ----------------------------
                                        Total                                              Average
                                     Development                                       Capital Invested
 Type       Number      Number           Cost           Number         Capital          Per Property
---------   ---------   ---------   -----------------   ---------   ----------------   ------------------
Public            7           876      $1,986,459,783     52,584    $  800,478,958           $  913,789
Private          33           383      $  947,535,314      1,373    $  517,528,867           $1,351,250
                ---        ------     ---------------    --------   ---------------        -----------
Total            40         1,259      $2,933,995,097     53,957    $1,318,007,825           $1,046,869

                                    REGIONS

            Northeast      Mid-Atlantic       Southeast      Midwest     Southwest     West
            ------------   ---------------   ------------   ----------   ---------    ------
Public         12%              11%             34%            24%            8%       11%
Private         9%              15%             29%            24%           16%        7%
              -----            -----           -----          -----         ----      -----
Total          11%              12%             33%            24%           10%       10%


     Of these 40 prior limited partnerships, all have invested in Apartment Complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these Apartment Complexes are located and the number of properties in each state are as follows:(2)

                              UPDATE OF PROSPECTUS

     The following financial information for the period through December 31, 1996, updates and supersedes the information in the Prospectus under the headings "Prior Performance of the General Partner and its Affiliates" and "Reports of Independent Certified Public Accountants, Financial Statements and Tabular Information Concerning Prior Limited Partnership." These sections have been reprinted in their entirety as follows:

 Prior Performance of the General Partner and its Affiliates

     During the ten-year period from January 1, 1987 to December 31, 1996, Affiliates of the General Partner and their respective predecessors in interest have served as general partners of seven public limited partnerships and 33 private limited partnerships including seven corporate limited partnerships for a total of 40 real estate programs. Of the 33 private limited partnerships, 1 is organized in a single-tier structure and 32 in a two-tier structure. In a "single-tier structure," investors directly acquire an interest in the limited partnership which owns the particular real estate, while in a "two-tier structure," investors acquire an interest in a limited partnership
(the "upper tier") which in turn acquires a limited partnership interest in a limited partnership which owns the real estate (the "lower tier"). A two-tier structure allows an investor to indirectly own interests in more than one lower-tier limited partnership through his investment in a single upper-tier partnership.

     Affiliates of the General Partner and their respective predecessors in interest raised $1,318,007,825 in subscriptions from 53,957 investors during this ten-year period. A total of 1,259 properties(1), with a total development cost of $2,933,995,097 were acquired for the public and private limited partnerships. These properties are geographically located 11% in the Northeast, 12% in the Mid-Atlantic, 33% in the Southeast, 24% in the Midwest, 10% in the Southwest, and 10% in the West.

     The foregoing information covering the period from January 1, 1987 to December 31, 1996, can be summarized as follows:

      PROGRAMS                   PROPERTIES                      INVESTORS
---------------------   -----------------------------   ----------------------------
                                        Total                                              Average
                                     Development                                       Capital Invested
 Type       Number      Number           Cost           Number         Capital          Per Property
---------   ---------   ---------   -----------------   ---------   ----------------   ------------------
Public            7           876      $1,986,459,783     52,584    $  800,478,958           $  913,789
Private          33           383      $  947,535,314      1,373    $  517,528,867           $1,351,250
                ---        ------     ---------------    --------   ---------------        -----------
Total            40         1,259      $2,933,995,097     53,957    $1,318,007,825           $1,046,869

                                    REGIONS

            Northeast      Mid-Atlantic       Southeast      Midwest     Southwest     West
            ------------   ---------------   ------------   ----------   ---------    ------
Public         12%              11%             34%            24%            8%       11%
Private         9%              15%             29%            24%           16%        7%
              -----            -----           -----          -----         ----      -----
Total          11%              12%             33%            24%           10%       10%


     Of these 40 prior limited partnerships, all have invested in Apartment Complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these Apartment Complexes are located and the number of properties in each state are as follows:(2)

Alabama    ............     25          Nevada  ...............      6
Arizona    ............     16          New Hampshire    ......      6
Arkansas   ............     17          New Jersey    .........      6
California    .........     64          New Mexico    .........     15
Colorado   ............     13          New York   ............     65
Connecticut   .........      1          North Carolina   ......     53
D.C. ..................      1          North Dakota  .........     19
Delaware   ............      4          Ohio    ...............     16
Florida    ............     67          Oklahoma   ............     18
Georgia    ............     70          Oregon  ...............      2
Illinois   ............     10          Pennsylvania  .........     44
Indiana    ............     13          Puerto Rico   .........      4
Iowa    ...............     20          Rhode Island  .........      4
Kansas  ...............     16          South Carolina   ......     33
Kentucky   ............     33          South Dakota  .........      4
Louisiana  ............     63          Tennessee  ............     24
Maine   ...............     28          Texas   ...............     66
Maryland   ............     20          Utah    ...............      7
Massachusetts    ......     21          Vermont    ............      4
Michigan   ............     47          Virginia   ............     57
Minnesota  ............     25          Virgin Islands   ......      7
Mississippi   .........     42          Washington    .........      2
Missouri   ............     67          West Virginia    ......     10
Montana    ............      4          Wisconsin  ............     16
Nebraska   ............      8

----------

(1) Includes 63 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 76 shared investments.
(2) The total number of properties by state does not reflect the 76 shared investments of 63 operating partnerships. The net number of properties reflected is 1,183.

     The 40 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period. Of the 1,259 total properties acquired during this ten-year period, four properties held by a private partnership were refinanced.

     Of the total offerings during the ten-year period, 40 invested in government-assisted properties and had investment objectives which were similar to the investment objectives of the Fund, to the extent that the limited partnerships intended to provide, in order of priority, (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex; and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

     Information concerning the public limited partnerships organized between January 1, 1994 and December 31, 1996 is contained in Appendix I-Tabular Information Concerning Prior Limited Partnerships.

 Private Placements (with Similar Investment Objectives)

     During the ten-year period ending December 31, 1996, interests in 33 of the limited partnerships with similar investment objectives were sold to approximately 1,373 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $517,528,867 in subscriptions was raised. Interests were acquired in a total of 383 properties, with a total development cost of $947,535,314.

     The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $519,382,536 in addition to the equity investment of the prior limited partnerships of $517,528,867. The purchased properties equalled 100% of the total development cost of all non-commercial and non-conventional properties invested in by private limited partnerships.

 Public Offerings

     During the ten-year period ending December 31, 1996, interests in seven limited partnerships with investment objectives similar to those of the Fund, were sold to approximately 52,584 investors in public offerings registered under The Securities Act of 1933. A total of $800,478,958 in subscriptions was raised. A total of 876 properties were purchased at a total development cost of $1,986,459,783.

     Information regarding the public offerings is summarized as follows as of December 31, 1996:

                                       Investors                     Properties                 Type of Properties
                           ---------------------------------- ------------------------ ------------------------------------
                                                                            Total                      Under     Historic
                                                                         Development    Recently       Con-         Tax
         Program            Closed    Number      Capital      Number       Cost        Completed    struction    Credit
-------------------------- --------- --------- -------------- --------- -------------- ------------ ------------ ----------
American Affordable
 Housing I Limited
 Partnership  ............  1987         315    $  2,779,000         3   $  7,917,009          2      N/A               1
American Affordable
 Housing II Limited
 Partnership  ............  1988       2,421    $ 26,501,000        50   $105,307,863         47      N/A               3
American Affordable
 Housing III Limited
 Partnership  ............  1988         448    $  4,425,000         4   $ 11,323,271          4      N/A             N/A
Boston Capital Tax Credit
 Fund Limited
 Partnership (Series 1
 through 6)   ............  1989       7,623    $ 97,746,940       105   $273,896,723         95      N/A              10
Boston Capital Tax Credit
 Fund II Limited
 Partnership (Series 7
 through 14)  ............  1991      12,135    $186,398,018       310   $546,079,186        299      N/A              11
Boston Capital Tax Credit
 Fund III L. P. (Series
 15 through 19)  .........  1993      14,583    $219,960,000       241   $550,956,681        229      N/A              12
Boston Capital Tax Credit
 Fund IV L. P. (Series
 20 through 28)  .........  1996      15,059    $262,669,000       163   $490,979,050        134       24               5

     During the four-year period ending December 31, 1996, Affiliates of the General Partner sponsored two public investment limited partnerships with similar investment objectives. These two public limited partnerships own interests in 272 operating partnerships which include 18 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 18 shared investments. The total number of properties by state does not duplicate the 18 shared investments. The net number of properties reflected is 254 located in:

Alabama    ............     3           Montana ...............     1
Arizona    ............     5           Nebraska   ............     2
Arkansas   ............     4           Nevada  ...............     3
California    .........    11           New Hampshire    ......     1
Colorado   ............     2           New Jersey ............     4
Delaware   ............     1           New Mexico ............     2
Florida    ............     9           New York   ............    17
Georgia    ............    19           North Carolina   ......    11
Illinois   ............     3           North Dakota  .........    10
Indiana    ............     1           Ohio    ...............     2
Iowa    ...............     6           Oklahoma   ............     2
Kansas  ...............     3           Pennsylvania  .........     6
Kentucky   ............    12           Rhode Island  .........     1
Louisiana  ............    19           South Carolina   ......     6
Maine   ...............     5           South Dakota  .........     1
Maryland   ............     6           Tennessee  ............     4
Massachusetts    ......     6           Texas   ...............    11
Michigan   ............     8           Utah    ...............     2
Minnesota  ............     2           Virginia   ............     7
Mississippi   .........    12           Virgin Islands   ......     3
Missouri   ............    17           Wisconsin  ............     4


     All of the operating partnership acquisitions of the two public limited partnerships involved new construction or renovation of existing Apartment Complexes, financed with government-assisted mortgage indebtedness aggregating approximately $421,963,211 in addition to the equity investment of the investing partnerships of $389,631,000. These properties equalled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 1996.

     Upon request, the most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings will be provided to investors at no charge and the exhibits to each such Form 10-K and Form 10-Q will be provided for a reasonable fee.

     Table VI, included as an exhibit to the Registration Statement of which this Prospectus forms a part, presents a more detailed description of certain of these properties. The General Partner will provide Table VI to any prospective Investor without fee upon request.

     Any investor or prospective investor may obtain a copy of the most recent Form 10-K, Form 10-Q, or Table VI upon written request to Boston Capital Tax Credit Fund IV L.P. c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406, Attn: Richard J. DeAgazio.

                                   * * * * *

     Since the inception of Boston Capital's predecessor in interest, Affiliates of the General Partner and their respective predecessors in interest have raised approximately $1.5 billion in equity from approximately 60,000 investors to acquire interests in approximately 1,800 properties containing approximately 82,000 apartments units in 48 states, Puerto Rico, The Virgin Islands and Washington, D.C., representing over $3.8 billion in total development cost.

     SEE "TABULAR INFORMATION CONCERNING CERTAIN PRIOR LIMITED PARTNERSHIPS," APPENDIX I, FOR DETAILED INFORMATION CONCERNING THE ABOVE LIMITED PARTNERSHIPS. THE INFORMATION SUMMARIZED IN SUCH TABLES IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPERIENCED BY THE FUND. IT SHOULD NOT BE ASSUMED THAT INVESTORS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN PRIOR PARTNERSHIPS. THE OPERATING HISTORY OF MANY OF SUCH PRIOR PARTNERSHIPS IS BRIEF, AND TAX RETURNS AND FINANCIAL STATEMENTS FROM ONLY THE INITIAL YEARS OF CERTAIN OF THESE LIMITED PARTNERSHIPS HAVE BEEN FILED.

             REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS,
            FINANCIAL STATEMENTS AND TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

                       BOSTON CAPITAL ASSOCIATES IV L.P.
                          INDEPENDENT AUDITORS' REPORT

                               December 31, 1996

To the Partners of

Boston Capital Associates IV L.P.

We have audited the accompanying balance sheet of Boston Capital Associates IV L.P. as of December 31, 1996. This balance sheet is the responsibility of the partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Boston Capital Associates IV L.P. as of December 31, 1996, in conformity with generally accepted accounting principles.

                                      REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 18, 1997

                       BOSTON CAPITAL ASSOCIATES IV L.P.
                                 BALANCE SHEET

                               December 31, 1996


                 ASSETS
Investment in partnership (Note C)   ......     $    500
                                                 ========
                LIABILITIES
Subscription payable  .....................     $    500
                                                 --------
Partner's equity (Note B)
 General partner   ........................          100
 Limited partner   ........................        1,400
                                                 --------
                                                   1,500
                                                 --------
 Less: subscriptions receivable   .........       (1,500)
                                                 --------
                                                      --
                                                 --------
                                                $    500
                                                 ========


                          See notes to balance sheet

 Note A--Organization

     Boston Capital Associates IV L.P. (the "Partnership") was organized under the laws of Delaware as of October 5, 1993, to act as the General Partner of, and to acquire and hold a general partnership interest in, Boston Capital Tax Credit Fund IV L.P.

 Note B--Partners' Capital Contributions

     The Partnership has one general partner--C&M Associates d/b/a Boston Capital Associates and one limited partner--Capital Investment Holdings IV. As of October 5, 1993, the general partner and the limited partner are obligated to make capital contributions of $100 and $1,400, respectively. Under the terms of the partnership agreement, the general partner has no obligation to make additional capital contributions to the Partnership, except possibly upon liquidation. There are no additional capital contributions due from the limited partner.

 Note C--Investment in Partnership

     On October 5, 1993, the Partnership was admitted as the General Partner in Boston Capital Tax Credit Fund IV L.P. The Fund was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                            BCTC IV ASSIGNOR CORP.
                          INDEPENDENT AUDITORS' REPORT
                               December 31, 1996

To the Stockholder

BCTC IV Assignor Corp.

We have audited the accompanying balance sheet of BCTC IV Assignor Corp. as of December 31, 1996. This balance sheet is the responsibility of the corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCTC IV Assignor Corp. as of December 31, 1996, in conformity with generally accepted accounting principles.

                                   REZNICK, FEDDER & SILVERMAN

Bethesda, Maryland

March 18, 1997

                             BCTC IV ASSIGNOR CORP.
                                  BALANCE SHEET

                               December 31, 1996

                                        ASSETS
Investment in partnership (Note B)   ............................    $    100
                                                                      ========
                                      LIABILITIES
Subscriptions payable    ........................................    $    100
Stockholder's equity
 Common stock--1,000 shares authorized, issued
 and outstanding, $1 par value per share ........................       1,000
Less: subscription receivable  ..................................      (1,000)
                                                                      --------
                                                                     $    100
                                                                      ========

                          See notes to balance sheet

 Note A--Organization

     BCTC IV Assignor Corp. (the "Corporation") was organized on October 12, 1993, under the laws of Delaware to act as the assignor limited partner of, and to acquire and hold a limited partnership interest in, Boston Capital Tax Credit Fund IV L.P. (the "Fund"). The Corporation will assign units of beneficial interest in its limited partnership interest to persons who purchase Beneficial Assignee Certificates (BACs), on the basis of one unit of beneficial interest for each BAC. The Corporation will not have any interest in profits, losses or distributions on its own behalf.

 Note B--Investment in Partnership

     On October 12, 1993, the Corporation was admitted as the assignor limited partner in Boston Capital Tax Credit Fund IV L.P. The Fund was formed to invest in real estate by acquiring, holding, and disposing of limited partnership interests in operating partnerships which will acquire, develop, rehabilitate, operate and own newly-constructed, existing or rehabilitated low-income apartment complexes.

                       KEVIN P. MARTIN & ASSOCIATES, P.C.

                          Certified Public Accountants
                              Business Consultants

KEVIN P. MARTIN, CPA                         SOUTH SHORE EXECUTIVE PARK
KEVIN P. MARTIN, JR., CPA, MST                    TEN FORBES WEST
                                                BRAINTREE, MA 02184-2696
     ------------                                      ------------
KENNETH J. DAVIN, CPA
GARRETT H. DALTON, III, CPA, MBA              TELEPHONE (617) 380-3520
LISA A. MARTIN, CPA, MST                      FACSIMILE (617) 380-7836
                                          EMAIL 102173.2065@COMPUSERVE.COM


To The Partners
C & M Associates
d/b/a Boston Capital Associates
One Boston Place
Boston, MA 02108-4406

                         Independent Auditors' Report

We have audited the accompanying balance sheet of C & M Associates d/b/a Boston Capital Associates (A Massachusetts General Partnership) as of December 31, 1996 and the related statements of income and expenses, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C & M Associates d/b/a Boston Capital Associates as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Braintree, Massachusetts
January 17, 1997

                                C & M ASSOCIATES
                        d/b/a/ BOSTON CAPITAL ASSOCIATES
                     (A MASSACHUSETTS GENERAL PARTNERSHIP)
                                 BALANCE SHEET
                               December 31, 1996

                    ASSETS
CURRENT ASSETS:
 Cash    .......................................   $  886,236
 Service fees receivable (notes 3 and 4)  ......       55,443
                                                   -----------
  Total current assets  ........................      941,679
                                                   -----------
OTHER ASSETS:
 Investments (note 2)   ........................       81,973
                                                   -----------
                                                   $1,023,652
                                                   ===========
        LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable--affiliates (note 4)    ......   $      436
                                                   -----------
  Total current liabilities   ..................          436
                                                   -----------
PARTNERS' EQUITY  ..............................    1,023,216
                                                   -----------
                                                   $1,023,652
                                                   ===========


                            See accompanying notes.

                                C & M ASSOCIATES
                        d/b/a BOSTON CAPITAL ASSOCIATES
                     (A MASSACHUSETTS GENERAL PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The following is a summary of significant accounting policies:

 Note 1--Summary of Significant Accounting Policies:

     Nature of Business--C & M Associates was formed as a Massachusetts general partnership pursuant to an agreement dated July 1, 1982 to derive acquisition, consulting and management fees from various investment limited partnerships.

     C & M Associates owns partnership interests in entities which own multiple apartment complexes located in various states. The partnerships are subject to long-term subsidy contracts, mortgage restrictions as to prepayments and priority distributions to limited partners.

     The Partnership derives various acquisition and consulting fees from investment limited partnerships in connection with the negotiating and acquiring of operating partnership interests, substantially all of which are in the real estate sector and located throughout the United States. All accounts receivable are due from such partnership interests.

     Method of Accounting--The financial statements of the Partnership are prepared on the accrual basis of accounting, and include only those assets, liabilities and results of operations of the Partnership which relate to the business of C & M Associates.

     Revenue Recognition--The Partnership recognizes service fee income based upon the specific performance method at the time of syndication and closing of limited partnership investments. These fees usually are payable over a period of more than one year.

     No individual private limited partnerships were syndicated through C & M Associates during 1996. However, C & M Associates continues to act as general partner in various public individual and corporate private limited partnerships which are syndicated through an affiliate.

     Income Taxes--No provision for income taxes is made in the financial statements of the Partnership since the individual partners, not the entity, are allocated the tax effect of items of income, deduction and credits to be reported.

     Bad Debts--No allowance for doubtful accounts has been provided as management believes all accounts receivable as of December 31, 1996 are fully collectible.

     Financial Instruments--All financial instruments in the financial statements are nonderivative and unless otherwise noted, the fair value of financial instruments is the carrying value.

     Cash and Cash Equivalents--The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be "cash equivalents."

     In addition, the Partnership maintains its cash balances in one financial institution located in Boston, Massachusetts. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Note 2--Investments--Investments consist of interests in limited partnerships and are recorded at cost. Due to uncertainties in the market for investments in limited partnerships, it is not practical to determine the fair value of the investments.

     C & M Associates holds a general partner interest in each limited partnership. As a general partner, C & M Associates is responsible to meet all limited partnership liabilities and obligations. These interests involve credit risk in excess of the amount recognized on the balance sheet. Unless noted otherwise, C & M Associates does not require collateral or other security to support financial instruments with credit risk.

     Note 3--Line of Credit--The Partnership was co-maker with an affiliate on a bank line of credit. Under the terms of the amended and restated loan agreement dated June 17, 1996, the Partnership is no longer a co-maker under the line of credit.

     The Partnership is a guarantor on a $10 million revolving bank line of credit of another partnership, in which C & M Associates is affiliated as sponsor and through common control. Under the terms of the loan agreement dated August 22, 1996, the loan bears interest at the prime rate in effect from time to time. The Partnership has guaranteed 25% of the principal and 100% of the interest outstanding. As of December 31, 1996, there is no outstanding liability of C & M Associates under the line of credit. There is, however, $3,115,640 outstanding to the affiliate.

     Note 4--Transactions with Related Parties--Substantially all revenues are earned from the providing of financial consulting advice regarding development and syndication of partnership interests to partnerships in which C & M Associates is the general partner. All service fees receivables at December 31, 1996 are due from related parties.

     Substantially all expenses of C & M Associates are paid to an affiliate, whose shareholders are partners in C & M Associates, which is contracted to provide consulting services. All accounts payable at December 31, 1995 are payable to the related party.

     Note 5--Commitments and Contingencies--C & M Associates has been named as a co-defendant in a lawsuit and subsequent cross-complaint involving a former, proposed real estate project. The complaint seeks unspecified damages. Substantial discovery has not yet been completed and an estimate of the possible loss or range of loss can not be made at this time.

           TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS

     The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this Prospectus under "Prior Performance of the General Partner and its Affiliates" and is qualified in its entirety by the information contained in such narrative summary.

     These Tables include information for the three-year period beginning January 1, 1994, and ending December 31, 1996 (five-year period ending March 31, 1996 for Table III) relating to public programs in the aggregate sponsored by the General Partner and its Affiliates which had similar investment objectives to those of the Fund. Programs deemed to have "similar investment objectives" are programs receiving Government Assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations. Additionally, the programs which had similar investment objectives to those of the Fund also involve material risks similar to those inherent in an investment in the Fund. (See the section of the Prospectus entitled "Risk Factors.")

     The programs listed in these Tables were organized by the General Partner and its Affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives Government Assistance. In the three-year period ending December 31, 1996, the General Partner and its Affiliates, sponsored one public partnership. The following table identifies the number of operating partnership interests acquired in programs sponsored by the General Partner and its Affiliates as of December 31, 1996, and emphasizes Boston Capital's philosophy of broad diversification:

                        % Equity        # of Operating                       Average Equity
                        Committed        Partnerships                        Per Operating
     Program           at 12/31/96         Acquired         # of States       Partnership
--------------------   --------------   -----------------   --------------   ----------------
Boston Capital Tax
 Credit Fund IV L.P.:
Series 20  .........       100.0%              24                17           $ 1,611,170
Series 21  .........       100.0%              14                12           $ 1,351,229
Series 22  .........        98.0%              28                17           $   897,879
Series 23  .........       100.0%              22                15           $ 1,516,331
Series 24  .........        94.2%              23                17           $   888,676
Series 25  .........        91.3%              20                14           $ 1,380,431
Series 26  .........        51.1%              24                13           $   851,119
Series 27  .........        80.3%               7                 7           $ 2,822,200
Series 28  .........         1.1%               1                 1           $   338,396


     Although the percent of Equity Committed as of December 31, 1996 for Series 22, Series 24, Series 25, Series 26, Series 27 and Series 28 is 98.0%, 94.2%, 91.3%, 51.1%, 80.4% and 1.1%, respectively, properties have been identified for acquisition to fully commit the equity raised for all of these Series.

     In 1993, Affiliates of the General Partner formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

     The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of Tax Credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of RHS and other government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

     Investors in the Fund will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships. It should not be assumed that Investors in the Fund will experience results comparable to those experienced by investors in the programs incorporated in the following Tables.

     The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

     Additional information regarding prior public programs can be obtained upon written request to:

     Boston Capital Tax Credit Fund IV L.P.

     c/o Boston Capital Partners, Inc.

     One Boston Place, Suite 2100

     Boston, Massachusetts 02108-4406

     Attn: Richard DeAgazio

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS

                            (ON A PERCENTAGE BASIS)

     Table I includes information concerning the experience of the General Partner and its Affiliates in raising and investing funds for public limited partnerships having similar investment objectives to the Fund. Information is included for the sole public offering organized between January 1, 1994 and December 31, 1996, which invested in 163 operating partnerships. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

     Table I is presented as if all capital contributions were received and all expenses and payments of capital were paid in the year in which the offering closed, although such transactions occur over several years.

   The Table should be read in conjunction with the introduction and accompanying Notes.

                   January 1, 1994 Through December 31, 1996

                                                                      Public Offerings
                                                       -----------------------------------------------
                                                         BCTC IV          BCTC IV         BCTC IV
                                                           L.P.             L.P.            L.P.
                                                       (Series 20)      (Series 21)      (Series 22)
                                                          1994             1994             1994
                                                       --------------   --------------   -------------
Dollar amount offered (1)   ........................    $ 38,667,000     $ 18,927,000     $ 25,644,000
Dollar amount raised (100%)    .....................             100%             100%             100%
Less: Offering expenses
Selling commissions and reimbursements retained
 by affiliates  ....................................            2.00%            2.00%            2.00%
 Other selling commissions  ........................            8.00%            8.00%            8.00%
 Legal and organizational   ........................            2.50%            2.50%            2.50%
                                                         ------------     ------------     ------------
Total offering expenses  ...........................           12.50%           12.50%           12.50%
                                                         ============     ============     ============
Amount available for investment from limited
 partners    .......................................           87.50%           87.50%           87.50%
Acquisition fees (2)  ..............................            8.50%            8.50%            8.50%
Acquisition expenses (3)    ........................            2.00%            2.00%            2.00%
Working capital reserves    ........................            4.00%            4.00%            4.00%
Cash payments to operating partnerships (4)   ......           73.00%           73.00%           73.00%
                                                         ------------     ------------     ------------
Total acquisition costs  ...........................           87.50%           87.50%           87.50%
                                                         ============     ============     ============
Mortgage financing    ..............................    $ 46,781,034     $ 28,859,996     $ 35,398,520
Additional capital (5)   ...........................    $    874,687     $  2,673,695     $    861,753
                                                         ------------     ------------     ------------
Total other sources   ..............................    $ 47,655,721     $ 31,533,691     $ 36,260,273
Amount available for investment from offering
 proceeds    .......................................    $ 33,833,625     $ 16,561,125     $ 22,438,500
                                                         ------------     ------------     ------------
Total development costs  ...........................    $ 81,489,346     $ 48,094,816     $ 58,698,773
                                                         ============     ============     ============
Percentage leverage (6)  ...........................           57.41%           60.01%           60.31%
Average length of offering (days)    ...............             156               92               80
Months to invest 90% of amount available   .........               4                3               10

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 1994 Through December 31, 1996

                                                                      Public Offerings
                                                       -----------------------------------------------
                                                         BCTC IV          BCTC IV         BCTC IV
                                                           L.P.             L.P.            L.P.
                                                       (Series 23)      (Series 24)      (Series 25)
                                                          1995             1995             1995
                                                       --------------   --------------   -------------
Dollar amount offered (1)   ........................    $ 33,366,000     $ 21,697,000     $ 30,137,100
Dollar amount raised (100%)    .....................             100%             100%             100%
Less: Offering expenses
Selling commissions and reimbursements retained
 by affiliates  ....................................            2.00%            2.00%            2.00%
 Other selling commissions  ........................            8.00%            8.00%            8.00%
 Legal and organizational   ........................            2.50%            2.50%            2.50%
                                                         ------------     ------------     ------------
Total offering expenses  ...........................           12.50%           12.50%           12.50%
                                                         ============     ============     ============
Amount available for investment from limited
 partners    .......................................           87.50%           87.50%           87.50%
Acquisition fees (2)  ..............................            8.50%            8.50%            8.50%
Acquisition expenses (3)    ........................            2.00%            2.00%            2.00%
Working capital reserves    ........................            4.00%            4.00%            4.00%
Cash payments to operating partnerships (4)   ......           73.00%           73.00%           73.00%
                                                         ------------     ------------     ------------
Total acquisition costs  ...........................           87.50%           87.50%           87.50%
                                                         ============     ============     ============
Mortgage financing    ..............................    $ 30,684,244     $ 27,013,242     $ 28,680,479
Additional capital (5)   ...........................    $    488,129     $    969,023     $    292,328
                                                         ------------     ------------     ------------
Total other sources   ..............................    $ 31,172,373     $ 27,982,265     $ 28,972,807
Amount available for investment from offering
 proceeds    .......................................    $ 29,195,250     $ 18,984,875     $ 26,467,000
                                                         ------------     ------------     ------------
Total development costs  ...........................    $ 60,367,623     $ 46,967,140     $ 55,439,807
                                                         ============     ============     ============
Percentage leverage (6)  ...........................           50.83%           57.52%           51.73%
Average length of offering (days)    ...............             165               76               91
Months to invest 90% of amount available   .........               4               13               12

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                            (ON A PERCENTAGE BASIS)
                   January 1, 1994 Through December 31, 1996

                                                                      Public Offerings
                                                       -----------------------------------------------
                                                         BCTC IV          BCTC IV         BCTC IV
                                                           L.P.             L.P.            L.P.
                                                       (Series 26)      (Series 27)      (Series 28)
                                                          1996             1996             1996
                                                       --------------   --------------   -------------
Dollar amount offered (1)   ........................    $ 39,959,000     $ 24,607,000     $ 29,554,000
Dollar amount raised (100%)    .....................             100%             100%             100%
Less: Offering expenses
Selling commissions and reimbursements retained
 by affiliates  ....................................            2.00%            2.00%            2.00%
 Other selling commissions  ........................            8.00%            8.00%            8.00%
 Legal and organizational   ........................            2.50%            2.50%            2.50%
                                                         ------------     ------------     ------------
Total offering expenses  ...........................           12.50%           12.50%           12.50%
                                                         ============     ============     ============
Amount available for investment from limited
 partners    .......................................           87.50%           87.50%           87.50%
Acquisition fees (2)  ..............................            8.50%            8.50%            8.50%
Acquisition expenses (3)    ........................            2.00%            2.00%            2.00%
Working capital reserves    ........................            4.00%            4.00%            4.00%
Cash payments to operating partnerships (4)   ......           73.00%           73.00%           73.00%
                                                         ------------     ------------     ------------
Total acquisition costs  ...........................           87.50%           87.50%           87.50%
                                                         ============     ============     ============
Mortgage financing    ..............................    $ 21,492,640     $ 33,341,350     $  1,092,702
Additional capital (5)   ...........................    $    405,990     $  1,150,600     $     83,263
                                                         ------------     ------------     ------------
Total other sources   ..............................    $ 21,898,630     $ 34,491,950     $  1,175,965
Amount available for investment from offering
 proceeds    .......................................    $ 34,964,125     $ 21,531,125     $ 25,859,750
                                                         ------------     ------------     ------------
Total development costs  ...........................    $ 56,862,755     $ 56,023,075     $ 27,035,715
                                                         ============     ============     ============
Percentage leverage (6)  ...........................           37.80%           59.51%            4.04%
Average length of offering (days)    ...............             159               85               93
Months to invest 90% of amount available   .........           N/A              N/A              N/A

                               NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 3: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 4: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown for 1996 includes 22.08% of public partnerships' funds committed but not yet invested.

Note 5: Additional capital represents funds contributed by the operating general partners. Properties financed by RHS after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 6: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

                                   TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES

     Table II sets forth the aggregate amount of all compensation earned by or paid to the General Partner and its Affiliates between January 1, 1994 and December 31, 1996 for the programs included in Table I. None of the programs included in this Table has been liquidated.

   The Table should be read in conjunction with the introduction and accompanying notes.

                   January 1, 1994 Through December 31, 1996

                                                                        Public Offerings
                                                         -----------------------------------------------
                                                           BCTC IV          BCTC IV         BCTC IV
                                                             L.P.             L.P.            L.P.
                                                         (Series 20)      (Series 21)      (Series 22)
                                                            1994             1994             1994
                                                         --------------   --------------   -------------
Dollar amount raised (1)   ...........................     $38,667,000      $18,927,000     $25,644,000
Amounts paid and/or payable to sponsor and affiliates
 from proceeds (1):
Underwriting fees (2)   ..............................       1,353,345          662,445         897,540
Acquisition fees  ....................................       3,286,695        1,608,795       2,179,740
Acquisition expense reimbursement   ..................         773,340          378,540         512,880
Asset management fee .................................       1,021,187          673,150         483,381
Dollar amount of cash generated from operating
 partnerships before payments to sponsors (4)   ......              24                0               0
Amounts paid to sponsors from operations (4)    ......               0                0               0

                                    TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES
                   January 1, 1994 Through December 31, 1996

                                                                        Public Offerings
                                                         -----------------------------------------------
                                                           BCTC IV          BCTC IV         BCTC IV
                                                             L.P.             L.P.            L.P.
                                                         (Series 23)      (Series 24)      (Series 25)
                                                            1995             1995             1995
                                                         --------------   --------------   -------------
Dollar amount raised (1)   ...........................     $33,366,000      $21,697,000      $30,248,000
Amounts paid and/or payable to sponsor and affiliates
 from proceeds (1):
Underwriting fees (2)   ..............................       1,167,810          759,395        1,058,680
Acquisition fees  ....................................       2,836,110        1,844,245        2,571,080
Acquisition expense reimbursement   ..................         667,320          433,940          604,960
Asset management fee .................................         420,971          197,387          143,674
Dollar amount of cash generated from operating
 partnerships before payments to sponsors (3)   ......             378                0                0
Amounts paid to sponsors from operations (4)    ......               0                0                0

                                   TABLE II
                     COMPENSATION TO SPONSOR AND AFFILIATES
                   January 1, 1994 Through December 31, 1996

                                                                        Public Offerings
                                                         -----------------------------------------------
                                                           BCTC IV          BCTC IV         BCTC IV
                                                             L.P.             L.P.            L.P.
                                                         (Series 26)      (Series 27)      (Series 28)
                                                            1996             1996             1996
                                                         --------------   --------------   -------------
Dollar amount raised (1)   ...........................     $39,959,000      $24,607,000      $29,554,000
Amounts paid and/or payable to sponsor and affiliates
 from proceeds (1):
Underwriting fees (2)   ..............................       1,398,565          861,245        1,034,390
Acquisition fees  ....................................       3,396,515        2,091,595        2,512,090
Acquisition expense reimbursement   ..................         799,180          492,140          591,080
Asset management fee    ..............................          97,385           59,255                0
Dollar amount of cash generated from operating
 partnerships before payments to sponsors (3)   ......               0                0                0
Amounts paid to sponsors from operations (4)    ......               0                0                0

                               NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to the General Partner, its Affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 1996 would include 1994-1996 cash distributions for the partnership organized in 1994. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 4: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

     Table III summarizes the operating results of prior partnerships having similar investment objectives to the Fund which were closed between January 1, 1992 and December 31, 1996. In 1991, 1 public investment partnership was organized; and in 1993, one public investment partnership was organized. The public investment partnerships own interests in 404 operating partnerships.

     The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis", which is presented on the tax basis method of accounting.

     Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

     The Table should be read in conjunction with the introduction and accompanying Notes.

                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1992
              BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 15)

                                                            For the Financial Statement period ended March 31,
                                                  1992           1993            1994            1995            1996
                                               ------------ --------------- --------------- --------------- ---------------
Gross Revenues  ..............................       8,779         355,281         197,438          76,085         192,705
Profit on sale of properties   ...............           0               0               0               0               0
Less:
 Losses from operating partnerships (1)    ...     (14,724)     (1,294,753)     (2,724,135)     (2,948,034)     (3,201,668)
 Operating Expenses (3)  .....................      (8,688)       (627,418)       (637,964)       (614,234)       (592,984)
 Interest Expense  ...........................           0               0               0               0               0
 Depreciation (2)  ...........................           0         (42,926)        (45,457)        (26,231)        (36,843)
Net Income--GAAP Basis   .....................     (14,633)     (1,609,816)     (3,210,118)     (3,512,414)     (3,638,790)
Taxable Income
 from operations (4)  ........................           0      (1,101,897)     (3,213,263)     (2,928,629)     (3,152,116)
 gain on sale   ..............................           0               0               0               0               0
Cash generated from operations (6)   .........       5,559        (529,607)        340,917        (404,515)        160,890
Cash generated from sales   ..................           0               0               0               0               0
Cash generated from refinancing   ............           0               0               0               0               0
Cash generated from operations, sales and
 refinancing    ..............................       5,559        (529,607)        340,917        (404,515)        160,890
Less: Cash distributions to investors
 from operating cash flow   ..................           0               0               0               0               0
 from sales and refinancing    ...............           0               0               0               0               0
 from other  .................................           0               0               0               0               0
Cash generated (deficiency) after cash
 distributions  ..............................       5,559        (529,607)        340,917        (404,515)        160,890
Less: Special items (not including sales and
 refinancing)   ..............................           0               0               0               0               0
Cash generated (deficiency) after cash
 distributions and special items  ............       5,559        (529,607)        340,917        (404,515)        160,890
Amount remaining invested in program
 properties  .................................                                                                       98.52%


                                                       For the Tax period ended
                                                             December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1991     1992      1993      1994      1995      1996
                                       -------   -------   -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0             31        92       133       143     147
 State Credit  .....................    0              0         0         0         0       0
 Ordinary Income (loss)    .........    0            (28)      (83)      (77)      (79)    (94)
  from operations    ...............    0            (28)      (83)      (77)      (79)    (94)
  from recapture  ..................    0              0         0         0         0       0
 Capital gain (loss)    ............    0              0         0         0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1992
              BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 16)

                                                                   For the Financial Statement period ended March 31,
                                                             1993             1994              1995              1996
                                                           ------------   ---------------   ---------------   ---------------
Gross Revenues   .......................................        336,886          829,398           439,382           127,067
Profit on sale of properties    ........................              0                0                 0                 0
Less:
 Losses from operating partnerships (1)  ...............            (28)      (1,036,291)       (2,784,673)       (3,778,516)
 Operating Expenses (3)   ..............................       (235,117)        (887,168)         (916,841)         (796,626)
 Interest Expense   ....................................              0                0                 0                 0
 Depreciation (2)   ....................................              0          (49,388)          (44,630)          (61,532)
Net Income--GAAP Basis    ..............................        101,741       (1,143,449)       (3,306,762)       (4,509,607)
Taxable Income
 from operations (4)   .................................        (87,849)        (965,261)       (3,091,813)       (3,170,159)
 gain on sale    .......................................              0                0                 0                 0
Cash generated from operations (6)    ..................       (289,153)         118,350           184,664           (72,946)
Cash generated from sales    ...........................              0                0                 0                 0
Cash generated from refinancing    .....................              0                0                 0                 0
Cash generated from operations, sales and
 refinancing  ..........................................       (289,153)         118,350           184,664           (72,946)
Less: Cash distributions to investors
 from operating cash flow    ...........................              0                0                 0                 0
 from sales and refinancing  ...........................              0                0                 0                 0
 from other   ..........................................              0                0                 0                 0
Cash generated (deficiency) after cash
 distributions   .......................................       (289,153)         118,350           184,664           (72,946)
Less: Special items (not including sales and
 refinancing)    .......................................              0                0                 0                 0
Cash generated (deficiency) after cash distributions
 and special items  ....................................       (289,153)         118,350           184,664           (72,946)
Amount remaining invested in program properties   ......                                                               98.45%


                                                  For the Tax Period Ended
Tax & Distribution Data Per $1,000                      December 31,
invested on a Tax Basis (7)            1992      1993      1994      1995      1996
                                       -------   -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............       14         44        86       137     141
 State Credit  .....................        0          0         0         0       0
 Ordinary Income (loss)    .........       (2)       (18)      (57)      (58)    (81)
  from operations    ...............       (2)       (18)      (57)      (58)    (81)
  from recapture  ..................        0          0         0         0       0
 Capital gain (loss)    ............        0          0         0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1993
              BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 17)

                                                                  For the Financial Statement period ended March 31,
                                                             1993            1994              1995              1996
                                                           -----------   ---------------   ---------------   ---------------
Gross Revenues   .......................................        15,671          760,875           511,745            85,172
Profit on sale of properties    ........................             0                0                 0                 0
Less:
 Losses from operating partnerships (1)  ...............             0       (1,050,293)       (2,744,283)       (3,144,888)
 Operating Expenses (3)   ..............................        (3,740)        (532,872)         (769,308)         (656,306)
 Interest Expense   ....................................             0                0                 0                 0
 Depreciation (2)   ....................................             0          (36,167)          (39,729)          (55,408)
Net Income--GAAP Basis    ..............................        11,931         (858,457)       (3,041,575)       (3,771,430)
Taxable Income
 from operations (4)   .................................             0         (438,751)       (2,196,498)       (3,317,529)
 gain on sale    .......................................             0                0                 0                 0
Cash generated from operations (6)    ..................       (67,817)          77,060           102,182            85,170
Cash generated from sales    ...........................             0                0                 0                 0
Cash generated from refinancing    .....................             0                0                 0                 0
Cash generated from operations, sales and
 refinancing  ..........................................       (67,817)          77,060           102,182            85,170
Less: Cash distributions to investors
 from operating cash flow    ...........................             0                0                 0                 0
 from sales and refinancing  ...........................             0                0                 0                 0
 from other   ..........................................             0                0                 0                 0
Cash generated (deficiency) after cash
 distributions   .......................................       (67,817)          77,060           102,182            85,170
Less: Special items (not including sales and
 refinancing)    .......................................             0                0                 0                 0
Cash generated (deficiency) after cash distributions
 and special items  ....................................       (67,817)          77,060           102,182            85,170
Amount remaining invested in program properties   ......                                                              98.58%


                                                  For the Tax Period Ended
                                                        December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1992     1993      1994      1995      1996
                                       -------   -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0            24         83       134     140
 State Credit  .....................    0             0          0         0       0
 Ordinary Income (loss)    .........    0            (9)       (44)      (66)    (87)
  from operations    ...............    0            (9)       (44)      (66)    (87)
  from recapture  ..................    0             0          0         0       0
 Capital gain (loss)    ............    0             0          0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1993
              BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 18)

                                                          For the Financial Statement period ended March 31,
                                                             1994             1995              1996
                                                          -------------   ---------------   ---------------
Gross Revenues  .......................................        401,039           509,945           139,504
Profit on sale of properties   ........................              0                 0                 0
Less:
 Losses from operating partnerships (1)    ............       (183,664)       (1,201,623)       (2,451,672)
 Operating Expenses (3)  ..............................       (230,286)         (541,876)         (470,468)
 Interest Expense  ....................................              0                 0                 0
 Depreciation (2)  ....................................         (8,588)          (30,673)          (42,298)
Net Income--GAAP Basis   ..............................        (21,499)       (1,264,227)       (2,824,934)
Taxable Income
 from operations (4)  .................................         65,999          (804,258)       (2,392,927)
 gain on sale   .......................................              0                 0                 0
Cash generated from operations (6)   ..................        (32,403)          548,415           (87,238)
Cash generated from sales   ...........................              0                 0                 0
Cash generated from refinancing   .....................              0                 0                 0
Cash generated from operations, sales and
 refinancing    .......................................        (32,403)          548,415           (87,238)
Less: Cash distributions to investors
 from operating cash flow   ...........................              0                 0                 0
 from sales and refinancing    ........................              0                 0                 0
 from other  ..........................................              0                 0                 0
Cash generated (deficiency) after cash
 distributions  .......................................        (32,403)          548,415           (87,238)
Less: Special items (not including sales and
 refinancing)   .......................................              0                 0                 0
Cash generated (deficiency) after cash distributions
 and special items    .................................        (32,403)          548,415           (87,238)
Amount remaining invested in program properties  ......                                              99.29%


                                             For the Tax Period Ended
                                                   December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1993     1994      1995      1996
                                       -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0             73       127     133
 State Credit  .....................    0              0         0       0
 Ordinary Income (loss)    .........    0            (22)      (66)    (89)
  from operations    ...............    0            (22)      (66)    (89)
  from recapture  ..................    0              0         0       0
 Capital gain (loss)    ............    0              0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1993
              BOSTON CAPITAL TAX CREDIT FUND III L.P. (Series 19)

                                                           For the Financial Statement period ended March
                                                                                  31,
                                                             1994             1995              1996
                                                           ------------   ---------------   ---------------
Gross Revenues   .......................................        191,686          663,275           490,352
Profit on sale of properties    ........................              0                0                 0
Less:
 Losses from operating partnerships (1)  ...............         (3,858)      (1,115,590)       (1,858,752)
 Operating Expenses (3)   ..............................       (152,566)        (728,647)         (550,424)
 Interest Expense   ....................................              0                0                 0
 Depreciation (2)   ....................................         (5,350)         (27,291)          (50,726)
Net Income--GAAP Basis    ..............................         29,912       (1,208,253)       (1,969,550)
Taxable Income
 from operations (4)   .................................         (4,184)        (468,951)       (3,017,243)
 gain on sale    .......................................              0                0                 0
Cash generated from operations (6)    ..................       (140,802)        (517,316)           37,527
Cash generated from sales    ...........................              0                0                 0
Cash generated from refinancing    .....................              0                0                 0
Cash generated from operations, sales and
 refinancing  ..........................................       (140,802)        (517,316)           37,527
Less: Cash distributions to investors
 from operating cash flow    ...........................              0                0                 0
 from sales and refinancing  ...........................              0                0                 0
 from other   ..........................................              0                0                 0
Cash generated (deficiency) after cash
 distributions   .......................................       (140,802)        (517,316)           37,527
Less: Special items (not including sales and
 refinancing)    .......................................              0                0                 0
Cash generated (deficiency) after cash distributions
 and special items  ....................................       (140,802)        (517,316)           37,527
Amount remaining invested in program properties   ......                                             97.62%


                                             For the Tax Period Ended
                                                   December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1993     1994      1995      1996
                                       -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0             18       101     124
 State Credit  .....................    0              0         0       0
 Ordinary Income (loss)    .........    0            (11)      (73)    (97)
  from operations    ...............    0            (11)      (73)    (97)
  from recapture  ..................    0              0         0       0
 Capital gain (loss)    ............    0              0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1994
              BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 20)

                                                             For the Financial Statement period ended
                                                                            March 31,
                                                             1994           1995             1996
                                                           -----------   -------------   ---------------
Gross Revenues   .......................................        8,065         231,414           151,206
Profit on sale of properties    ........................            0               0                 0
Less:
 Losses from operating partnerships (1)  ...............            0        (544,795)       (2,804,393)
 Operating Expenses (3)   ..............................       (5,561)       (483,018)         (438,912)
 Interest Expense   ....................................            0               0                 0
 Depreciation (2)   ....................................            0         (15,470)          (23,285)
Net Income--GAAP Basis    ..............................        2,504        (811,869)       (3,115,384)
Taxable Income
 from operations (4)   .................................            0        (399,908)       (3,063,829)
 gain on sale    .......................................            0               0                 0
Cash generated from operations (6)    ..................     (753,574)       (608,238)           87,374
Cash generated from sales    ...........................            0               0                 0
Cash generated from refinancing    .....................            0               0                 0
Cash generated from operations, sales and
 refinancing  ..........................................     (753,574)       (608,238)           87,374
Less: Cash distributions to investors
 from operating cash flow    ...........................            0               0                 0
 from sales and refinancing  ...........................            0               0                 0
 from other   ..........................................            0               0                 0
Cash generated (deficiency) after cash
 distributions   .......................................     (753,574)       (608,238)           87,374
Less: Special items (not including sales and
 refinancing)    .......................................            0               0                 0
Cash generated (deficiency) after cash distributions
 and special items  ....................................     (753,574)       (608,238)           87,374
Amount remaining invested in program properties   ......                                          99.69%


                                             For the Tax period ended
                                                   December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1993     1994      1995      1996
                                       -------   -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0             20        83     132
 State Credit  .....................    0              0         0       0
 Ordinary Income (loss)    .........    0            (10)      (78)    (68)
  from operations    ...............    0            (10)      (78)    (68)
  from recapture  ..................    0              0         0       0
 Capital gain (loss)    ............    0              0         0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1994
              BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 21)

                                                                           For the Financial
                                                                        Statement period ended
                                                                               March 31,
                                                                        1995            1996
                                                                     -------------   -------------
Gross Revenues    ................................................         77,548         109,287
Profit on sale of properties  ....................................              0               0
Less:
 Losses from operating partnerships (1)   ........................       (277,472)       (902,586)
 Operating Expenses (3)    .......................................       (179,938)       (295,327)
 Interest Expense    .............................................              0               0
 Depreciation (2)    .............................................         (5,395)        (16,968)
Net Income--GAAP Basis  ..........................................       (385,257)     (1,105,594)
Taxable Income
 from operations (4)    ..........................................        (55,555)       (563,052)
 gain on sale  ...................................................              0               0
Cash generated from operations (6)  ..............................     (1,071,123)        828,821
Cash generated from sales  .......................................              0               0
Cash generated from refinancing  .................................              0               0
Cash generated from operations, sales and refinancing    .........     (1,071,123)        828,821
Less: Cash distributions to investors
 from operating cash flow  .......................................              0               0
 from sales and refinancing   ....................................              0               0
 from other    ...................................................              0               0
Cash generated (deficiency) after cash distributions  ............     (1,071,123)        828,821
Less: Special items (not including sales and refinancing)   ......              0               0
Cash generated (deficiency) after cash distributions
 and special items   .............................................     (1,071,123)        828,821
Amount remaining invested in program properties    ...............                          96.22%


                                        For the Tax period ended
                                              December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)            1994      1995      1996
                                       -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............        0         34      91
 State Credit  .....................        0          0       0
 Ordinary Income (loss)    .........       (3)       (29)    (72)
  from operations    ...............       (3)       (29)    (72)
  from recapture  ..................        0          0       0
 Capital gain (loss)    ............        0          0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1994
              BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 22)

                                                                             For the Financial
                                                                     Statement period ended March 31,
                                                                         1995              1996
                                                                     ---------------   ---------------
Gross Revenues    ................................................           25,984            93,986
Profit on sale of properties  ....................................                0                 0
Less:
 Losses from operating partnerships (1)   ........................          (62,112)       (1,155,551)
 Operating Expenses (3)    .......................................          (93,965)         (312,736)
 Interest Expense    .............................................                0                 0
 Depreciation (2) ................................................           (4,295)          (12,538)
Net Income--GAAP Basis  ..........................................         (134,388)       (1,386,839)
Taxable Income
 from operations (4)    ..........................................          (36,367)       (1,179,491)
 gain on sale  ...................................................                0                 0
Cash generated from operations (6)  ..............................       (3,300,628)        3,087,382
Cash generated from sales  .......................................                0                 0
Cash generated from refinancing  .................................                0                 0
Cash generated from operations, sales and refinancing    .........       (3,300,628)        3,087,382
Less: Cash distributions to investors
 from operating cash flow  .......................................                0                 0
 from sales and refinancing   ....................................                0                 0
 from other    ...................................................                0                 0
Cash generated (deficiency) after cash distributions  ............       (3,300,628)        3,087,382
Less: Special items (not including sales and refinancing)   ......                0                 0
Cash generated (deficiency) after cash distributions
 and special items   .............................................       (3,300,628)        3,087,382
Amount remaining invested in program properties    ...............                              98.68%


                                        For the Tax period ended
                                              December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)            1994      1995      1996
                                       -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............        0         46     100
 State Credit  .....................        0          0       0
 Ordinary Income (loss)    .........       (1)       (45)    (75)
  from operations    ...............       (1)       (45)    (75)
  from recapture  ..................        0          0       0
 Capital gain (loss)    ............        0          0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1995
              BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 23)

                                                                          For the Financial
                                                                     Statement period ended March
                                                                                 31,
                                                                       1995            1996
                                                                     ------------   -------------
Gross Revenues    ................................................         9,097         395,171
Profit on sale of properties  ....................................             0               0
Less:
 Losses from operating partnerships (1)   ........................       (18,054)       (483,614)
 Operating Expenses (3)    .......................................             0        (447,957)
 Interest Expense    .............................................             0               0
 Depreciation (2)    .............................................             0          (9,804)
Net Income--GAAP Basis  ..........................................        (8,957)       (546,204)
Taxable Income
 from operations (4)    ..........................................             0        (348,385)
 gain on sale  ...................................................             0               0
Cash generated from operations (6)  ..............................        11,841        (410,825)
Cash generated from sales  .......................................             0               0
Cash generated from refinancing  .................................             0               0
Cash generated from operations, sales and refinancing    .........        11,841        (410,825)
Less: Cash distributions to investors
 from operating cash flow  .......................................             0               0
 from sales and refinancing   ....................................             0               0
 from other    ...................................................             0               0
Cash generated (deficiency) after cash distributions  ............        11,841        (410,825)
Less: Special items (not including sales and refinancing)   ......             0               0
Cash generated (deficiency) after cash distributions
 and special items   .............................................        11,841        (410,825)
Amount remaining invested in program properties    ...............                         98.76%


                                        For the Tax period ended
                                              December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)             1994     1995      1996
                                       -------   -------   ------
Federal Income Tax Results
 Federal Credit (5)  ...............    0             31      90
 State Credit  .....................    0              0       0
 Ordinary Income (loss)    .........    0            (13)    (76)
  from operations    ...............    0            (13)    (76)
  from recapture  ..................    0              0       0
 Capital gain (loss)    ............    0              0       0

                                   TABLE III
                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1995
              BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 24)

                                                                             For the Financial
                                                                            Statement period ended
                                                                               March 31, 1996
                                                                            -----------------------
Gross Revenues  .........................................................             139,594
Profit on sale of properties   ..........................................                   0
Less:
 Losses from operating partnerships (1)    ..............................            (149,023)
 Operating Expenses (3)  ................................................            (128,659)
 Interest Expense  ......................................................                   0
 Depreciation (2)  ......................................................              (5,769)
Net Income--GAAP Basis   ................................................            (143,857)
Taxable Income
 from operations (4)  ...................................................            (205,977)
 gain on sale   .........................................................                   0
Cash generated from operations (6)   ....................................             102,553
Cash generated from sales   .............................................                   0
Cash generated from refinancing   .......................................                   0
Cash generated from operations, sales and refinancing  ..................             102,553
Less: Cash distributions to investors
 from operating cash flow   .............................................                   0
 from sales and refinancing    ..........................................                   0
 from other  ............................................................                   0
Cash generated (deficiency) after cash distributions   ..................             102,553
Less: Special items (not including sales and refinancing)    ............                   0
Cash generated (deficiency) after cash distributions and special items                102,553
Amount remaining invested in program properties  ........................               99.37%


                                      For the Tax
                                      period ended
                                      December 31,
Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)           1995   1996
                                     ------- ------
Federal Income Tax Results
 Federal Credit (5)  ...............     11      50
 State Credit  .....................      0       0
 Ordinary Income (loss)    .........     (8)    (56)
  from operations    ...............     (8)    (56)
  from recapture  ..................      0       0
 Capital gain (loss)    ............      0       0

                                   TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                      From Opening Through March 31, 1996
                      PUBLIC OFFERINGS CLOSED DURING 1995
      BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 25, 26, 27, and 28)

                                                               For the Financial Statement period ended March 31,
                                                               --------------------------------------------------
                                                                         1996                      1997
                                                               ------------------------- ------------------------
                                                                Series 25    Series 26    Series 27   Series 28
                                                               ------------ ------------ ------------ -----------
Gross Revenues   .............................................      130,046       8,666    N/A*         N/A*
Profit on sale of properties    ..............................            0           0    N/A*         N/A*
Less:
 Losses from operating partnerships (1)  .....................       22,315           0    N/A*         N/A*
 Operating Expenses (3)   ....................................     (109,194)    (35,876)   N/A*         N/A*
 Interest Expense   ..........................................            0           0    N/A*         N/A*
 Depreciation (2)   ..........................................       (2,622)          0    N/A*         N/A*
Net Income--GAAP Basis    ....................................       40,545     (27,210)   N/A*         N/A*
Taxable Income
 from operations (4)   .......................................       10,287           0    N/A*         N/A*
 gain on sale    .............................................            0           0    N/A*         N/A*
Cash generated from operations (6)    ........................     (177,485)    (13,967)   N/A*         N/A*
Cash generated from sales    .................................            0           0    N/A*         N/A*
Cash generated from refinancing    ...........................            0           0    N/A*         N/A*
Cash generated from operations, sales and refinancing   ......     (177,485)    (13,967)   N/A*         N/A*
Less: Cash distributions to investors
 from operating cash flow    .................................            0           0    N/A*         N/A*
 from sales and refinancing  .................................            0           0    N/A*         N/A*
 from other   ................................................            0           0    N/A*         N/A*
Cash generated (deficiency) after cash distributions    ......     (177,485)    (13,967)   N/A*         N/A*
Less: Special items (not including sales and refinancing)  .              0           0    N/A*         N/A*
Cash generated (deficiency) after cash distributions and
 special items   .............................................     (177,485)    (13,967)   N/A*         N/A*
Amount remaining invested in program properties   ............        99.87%      99.99%        100%         100%


Tax & Distribution Data Per $1,000
invested on a Tax Basis (7)            For the Tax period ended December 31,
                                                         1996
                                       ---------------------------------------
Federal Income Tax Results
 Federal Credit (5)  ...............        13         21         8         0
 State Credit  .....................         0          0         0         0
 Ordinary Income (loss)    .........       (23)       (25)       (9)       (2)
  from operations    ...............       (23)       (25)       (9)       (2)
  from recapture  ..................         0          0         0         0
 Capital gain (loss)    ............         0          0         0         0


*N/A Information not available at time of printing.

                              NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents the amortization by the investment partnerships of its organization expense over a 60-month period commencing in the month initial investor admission occurs. For some series it also represents amortization by the investment partnership of acquisition expenses over a 380 month period commencing April 1, 1996.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

                                  TABLE III-A

Table III-A summarizes the actual Tax Credit results during the period January 1, 1987 through December 31, 1996, of the 7 public partnerships sponsored by Affiliates of the General Partner.


                                           Final                               Actual Tax Credits (%)3&4
                                          Closing        -----------------------------------------------------------------------
       Program         Equity Raised       Date    1987   1988    1989    19901    1991    1992    1993    1994    1995    1996
--------------------- ----------------   -------- ------ ------- ------- -------- ------- ------- ------- ------- ------- -------
AAH I    ............     $  2,779,000    Dec. 1987   14.2    12.8    14.3    21.6     13.3    13.3    13.3    13.3    10.8     9.6
AAH II   ............       26,501,000    Sep. 1988            5.2    11.7    20.9     13.2    13.2    13.2    13.2    11.5    13.1
AAH III (CA)(2)......        4,425,000    Sep. 1988            5.6    20.5    30.2     23.8    15.9    12.8    11.6    11.3    11.1
BCTC 1   ............       12,999,000    Dec. 1988             .9    11.0    22.0     14.2    14.2    14.2    14.2    14.2    14.2
BCTC 2 (CA)(2)......        8,303,000     Apr. 1989                    4.2    24.8     29.5    27.0    17.1    11.1    10.5    10.2
BCTC 3   ............       28,822,000     May 1989                   12.0    18.5     12.9    12.9    12.9    12.9    12.9    12.9
BCTC 4   ............       29,788,160    Jun. 1989                    7.8    17.4     13.9    12.6    12.6    12.4    12.4    12.4
BCTC 5 (CA)(2) ......        4,899,000    Jul. 1989                    7.0    24.1     25.2    21.5    15.2    11.1    10.7    10.4
BCTC 6   ............       12,935,780    Sep. 1989                    2.9    15.3     14.9    13.5    13.1    13.0    13.0    13.0
BCTC II 7   .........       10,361,000    Dec. 1989                    6.2    11.9     17.1    11.9    12.1    12.2    12.2    12.2
BCTC II 9   .........       41,574,018     May 1990                            9.3     11.6    11.9    12.5    13.5    13.7    13.8
BCTC II 10  .........       24,288,998    Aug. 1990                            3.1     10.4    12.0    14.1    14.6    14.8    14.7
BCTC II 11  .........       24,735,003    Dec. 1990                            4.5      7.9    12.3    12.8    13.3    13.3    13.3
BCTC II 12  .........       29,710,003     May 1991                                     4.7    11.0    12.1    14.3    14.8    14.7
BCTC II 14  .........       55,728,996    Dec. 1991                                     3.8     9.1    12.5    14.0    14.4    14.5
BCTC III 15    ......       38,705,000    Jun. 1992                                             3.1     9.2    13.4    14.4    14.8
BCTC III 16    ......       54,293,000    Dec. 1992                                             1.4     4.4     8.6    13.9    14.2
BCTC III 17    ......       50,000,000     May 1993                                                     3.2     8.3    13.6    14.1
BCTC III 18    ......       36,162,000    Oct. 1993                                                      .1     7.3    12.8    13.4
BCTC III 19 .........       40,800,000    Dec. 1993                                                             1.8    10.2    12.6
BCTC IV 20  .........       38,667,000    Jun. 1994                                                             2.3     8.4    13.4
BCTC IV 21  .........       18,927,000    Sep. 1994                                                                     3.5     9.2
BCTC IV 22  .........       25,644,000    Dec. 1994                                                                     4.6    10.4
BCTC IV 23  .........       33,366,000    Jun. 1995                                                                     3.1     9.1
BCTC IV 24  .........       21,697,000    Sep. 1995                                                                     1.7     5.1
BCTC IV 25  .........       30,248,000    Dec. 1995                                                                             1.4
BCTC IV 26(5)........       39,959,000    Jun. 1996                                                                             2.6
BCTC IV 27(5) .......       24,607,000    Sep. 1996                                                                             0.9
                         -------------
TOTAL ...............     $770,924,858




                                                             Overall Tax
                                          Cumulative time       Credit
        Program       Cumulative        invested thru 1996    Objective
--------------------------------      --------------------- -------------
AAH I    ............    136.5                9 yrs.           130-150
AAH II   ............    115.2            8 yrs. 3 mos.        130-150
AAH III (CA)(2)......    142.8            8 yrs. 3 mos.          170
BCTC 1   ............    119.1                8 yrs.           130-150
BCTC 2 (CA)(2) ......    134.4            7 yrs. 8 mos.          170
BCTC 3   ............    107.9            7 yrs. 7 mos.        130-150
BCTC 4   ............    101.5            7 yrs. 6 mos.        130-150
BCTC 5 (CA)(2) ......    125.2            7 yrs. 5 mos.        150-170
BCTC 6   ............     98.7            7 yrs. 3 mos.        130-150
BCTC II 7   .........     95.8                7 yrs.           130-140
BCTC II 9   .........     86.3            6 yrs. 7 mos.        130-150
BCTC II 10  .........     83.7            6 yrs. 4 mos.        130-150
BCTC II 11  .........     77.4                6 yrs.           130-150
BCTC II 12  .........     71.6            5 yrs. 7 mos.        140-160
BCTC II 14  .........     68.3                5 yrs.           140-160
BCTC III 15    ......     54.9            4 yrs. 6 mos.        140-160
BCTC III 16    ......     42.5                4 yrs.           140-160
BCTC III 17    ......     39.2            3 yrs. 7 mos.        140-160
BCTC III 18    ......     33.6            3 yrs. 2 mos.        140-160
BCTC III 19 .........     24.6                3 yrs.           140-160
BCTC IV 20  .........     24.1             2 yr. 6 mos.        130-150
BCTC IV 21  .........     12.7             2 yr. 3 mos.        130-150
BCTC IV 22  .........     15.0                2 yrs.           130-150
BCTC IV 23  .........     12.2             1 yr. 6 mos.        130-150
BCTC IV 24  .........      6.8             1 yr. 3 mos.        130-150
BCTC IV 25  .........      1.4                 1yr.            130-150
BCTC IV 26(5)........      2.6                6 mos.           120-140
BCTC IV 27(5)  ......      0.9                3 mos.           120-140

                             NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for Federal Housing Tax Credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual Federal Housing Tax Credit, otherwise allowable for 1990. Where this election was made, the annual Federal Housing Tax Credit for 1990, 1991 and 1992 has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2) These programs offered both California and Federal Housing Tax Credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be Tax Credits which may mean that a material portion of each Tax Credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

AAH is American Affordable Housing.

BCTC is Boston Capital Tax Credit Fund.

BCTC II is Boston Capital Tax Credit Fund II.

BCTC III is Boston Capital Tax Credit Fund III.

BCTC IV is Boston Capital Tax Credit Fund IV.

Management

     The disclosure under the section of the Prospectus entitled "Management" on page 89 under the subheading "Herbert F. Collins" incorrectly states that Mr. Collins currently serves as Chairman of the Massachusetts Housing Policy Commission. Mr. Collins was Chairman in 1992 only.

                                * * * * * * * *

FOR NEBRASKA INVESTORS ONLY:

     The Fund may not complete a sale of BACs to an Investor until at least five business days after the Investor receives a final Prospectus.

FOR NEW HAMPSHIRE INVESTORS ONLY:

     The Suitability requirements for New Hampshire residents on page 22 of the Prospectus are hereby superseded by the following:

     Additional Suitability Requirements: (1) minimum annual gross taxable income of at least $50,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $125,000 or (2) a net worth (exclusive of home, home furnishings and automobiles) of not less than $250,000.

FOR MASSACHUSETTS INVESTORS ONLY:

     Sales of BACs are not deemed completed until five days after an Investor has received the Prospectus, and an Investor may receive a refund of his/her subscription within said five day period.